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                                                                     EXHIBIT 2.4

EXHIBITS            DESCRIPTION
--------            -----------

Exhibit 3(b)        Form of Escrow Agreement
Exhibit 3(c)        Form of Non-Competition Agreement
Exhibit 3(d)(1)     Form of Employment Agreement
Exhibit 3(d)(2)     Form of Non-Qualified Stock Option Agreement
Exhibit 9(h)        Opinion of Counsel to Sellers and the Acquired Company
Exhibit 10(d)       Opinion of Counsel to Buyer



SCHEDULES           DESCRIPTION
---------           -----------

Schedule 4(b)(i)    Consents of Other Persons
Schedule 4(b)(ii)   Interest in Other Entities
Schedule 4(c)(i)    Legal Proceedings, Sellers and/or Acquired Companies as
                    Party
Schedule 4(c)(ii)   Complaints, Claims, etc. from Customers, Purchasers, etc.
Schedule 4(c)(iii)  Claims Related to Products or Services
Schedule 4(c)(iv)   Return of Goods
Schedule 4(d)       Encumbrances
Schedule 4(e)       Trademarks, Trade Names
Schedule 4(f)       Patents, PVPA Certificates, etc.
Schedule 4(g)       Financial Statements
Schedule 4(h)       Material Adverse Changes
Schedule 4(k)       Real Property Owned or Leased; Personal Property Leased
Schedule 4(l)       Material Contracts
Schedule 4(p)       Pension & Profit Sharing Plan
Schedule 4(q)       Insurance Policies
Schedule 4(r)       Rights of Third Parties
Schedule 4(s)       Powers of Attorney
Schedule 4(w)       Compensation Plans
Schedule 4(x)       Governmental Licenses
Schedule 4(aa)      Guarantees by Sellers of Obligations of the Acquired Company
Schedule 4(bb)      Benefits